EXHIBIT 10.22

SETTLEMENT AGREEMENT

           This Settlement Agreement (the “Agreement”) is made on November 19, 2013 between Comerica Bank, The Mint Leasing, Inc., Jerry Parish, and Victor M. Garcia (collectively, the “Parties”).

1.	Recitals and Definitions. These recitals and definitions are an integral part of this agreement.

A.
The “Bank” means Comerica Bank, as well as its past or present or future parents, subsidiaries, affiliates, successors and predecessors, and other individuals or entities in which any of the foregoing entities has or had or will have a majority interest or which is or was or will be related to or affiliated with any of the foregoing entities; and the respective officers, directors, agents, fiduciaries, trustees, employees, attorneys, advisors, investment advisors, auditors, accountants, insurers, sponsors, settlors, successors, and assigns of all such entities and individuals.

B.
“Mint” means The Mint Leasing, Inc., as well as its past and present owners, members, officers, directors, employees, principals, agents, managers, parent entities, subsidiaries, affiliates, related entities, predecessors in interest, successors in interest, assigns, and attorneys.

C.
On or about February 16, 2007, Mint obtained a revolving credit facility from Bank, in the original principal amount of $30 million (the “Loan”). The Loan has been modified and amended by numerous modification, renewal, and extension agreements, and currently is evidenced by an Installment Note-Prime Referenced Rate, dated September 10, 2011, in the principal amount of $21,846,701.24 (the “Note” and, collectively, together with all prior documents, amendments, modifications, supplements, renewals, and extensions thereof, and all other documents given in connection with or to secure the Loan the “Loan Documents”).

D.
Victor M. Garcia and Jerry Parish (collectively, “Guarantors”) guaranteed Mint’s indebtedness to the Bank in guaranty agreements dated February 5, 2007 and February 6, 2007, respectively (the “Guaranties”).

E.	The Loan is further secured by a Security Agreement dated February 16, 2007 (the “Security Agreement”), in which Mint granted the Bank a security interest in all of Mint’s assets (the “Collateral”).

F.	The Loan Documents require Mint to maintain all of its funds in its Comerica account(s) (“Account”).

G.	The Loan, as amended, matured on December 31, 2012.

H.
Mint failed to repay the balance due and owing on the Loan, and the Parties entered into a Settlement, Release, Indemnity and Limited Forbearance Agreement dated April 8, 2013 (“Forbearance Agreement”). Under the Forbearance Agreement, the Bank agreed to forbear from exercising its rights and remedies under the Loan until April 18, 2013, at which time Mint agreed to make a settlement payment. Mint failed to pay the full Settlement Amount as set forth in the Forbearance Agreement.

I.
On June 4, 2013, the Bank filed a lawsuit in the District Court of Harris County, Texas, 281st Judicial District, Cause No. 2013-33154, against Mint and Guarantors for breach of the Note and the Guaranties (the “Lawsuit”).

J.	On June 28, 2013, Mint and Guarantors filed their answer and a counterclaim against the Bank for breach of contract, tortious interference with a contract, and conversion.

K.	The Court entered a temporary injunction on July 3, 2013 (“Temporary Injunction”) and issued an order to compel on August 2, 2013 (“Order to Compel”).

L.
Mint and the Guarantors have advised Comerica that Mint wishes to refinance the Loan with Moriah Capital or a related entity (the “Refinance”).  Moriah and its related entities are referred to as “Moriah” hereinafter.

M.	Mint and the Guarantors executed a Hold Harmless letter dated October 22, 2013, requesting and authorizing Comerica to disclose and release confidential information to Moriah.

N.
Comerica and Moriah have conditionally agreed to the terms of a note sale and assignment, under which Comerica will sell the Loan and assign related Loan Documents, including but not limitied to the Guarantees, to Moriah for $8,500,000 (the “Note Sale”).  Mint and the Guarantors will execute a Joinder with resepct to that Note Sale.

2.	Third Party Beneficiaries. The Parties do not intend that there be any third party beneficiaries to this Agreement.

3.	Purpose of Agreement. The Parties wish to settle their claims against one another in the Lawsuit and to resolve all controversy existing between them.

4.
Contemporaneous Closing of Agreement and Note Sale.  The Parties intend that the closing of this Agreement and the Note Sale will occur contemporaneously.  This Agreement shall not be effective unless and until the Note Sale is also closed.

5.
Deposits and Sweeps.  Mint represents and warrants that all receipts, income, funds and revenues received by it since the entry of the Injunction have been deposited with Comerica pursuant to the terms of the Injunction.  Mint represents and warrants that such deposits will continue until the Note Sale closes.  Mint represents and warrants that it has not taken any steps to divert, withhold, or delay payment of any receipts, income, funds, or revenues owed to since the Injunction was issued. Mint agrees and acknowledges that Comerica may continue to debit Mint’s Account until the Note Sale is closed.  Mint acknowledges and agrees that all debits to its Account by Comerica have been proper and in accordance with Comerica’s rights under the Loan Documents and Injunction.

6.
Dismissal of Lawsuit.  Within (3) business days of the Bank’s receipt of the proceeds of the Note Sale, the Parties shall submit a stipulation and proposed order to the Court, dismissing all claims and counterclaims in the Lawsuit.  The dismissal of the claims and counterclaims against Comerica shall be with prejudice. The Stipulation will be substantially in the form of Exhibit A, attached.  The Parties shall bear their own costs and attorney fees.

7.
Release.  MINT AND THE GUARANTORS (IN THEIR OWN RIGHT AND ON BEHALF OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) (COLLECTIVELY, THE “RELEASING PARTIES”) HEREBY RELEASE, ACQUIT, REMISE, AND FOREVER DISCHARGE AND RELIEVE  BANK, ITS PREDECESSORS, SUCCESSORS AND ASSIGNS AND THEIR PAST AND PRESENT DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES AND AFFILIATES AND ATTORNEYS AND AGENTS (THE “RELEASED PARTIES”), JOINTLY AND SEVERALLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AGREEMENTS, COVENANTS, SUITS, OFFSETS, RIGHTS, ACTIONS, CONTRACTS AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHATSOEVER WHICH THE RELEASING PARTIES HAVE OR MAY COME TO HAVE AGAINST THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, CLAIMS OF NEGLIGENCE, GROSS NEGLIGENCE, USURY, FRAUD, DURESS, MISTAKE, DECEIT, MISREPRESENTATION, CONSPIRACY, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, NEGLIGENCE OR FRAUD IN RATES AND METHODS USED TO COMPUTE INTEREST, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (BOTH CIVIL AND CRIMINAL), RACKETEERING ACTIVITIES, SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, DECEPTIVE TRADE PRACTICES, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, VIOLATION OF THE TEXAS DECEPTIVE TRADE PRACTICES, AND CONTRIBUTION AND INDEMNITY, WHETHER OR NOT IN CONNECTION WITH OR RELATED TO THE LOAN DOCUMENTS, THE AGREEMENT, OR THE PARTIES LENDING RELATIONSHIP,  AT LAW OR IN EQUITY, IN CONTRACT IN TORT, AND WHETHER POSSESSED OR POSSESSED IN THE FUTURE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, WHETHER PRESENTLY ACCRUED OR TO ACCRUE HEREAFTER, WHETHER ABSOLUTE OR CONTINGENT   AND RELATING TO MATTERS OCCURRING ANY TIME FROM THE BEGINNING OF TIME UP TO AND IMMEDIATELY PRECEDING THE MOMENT OF EXECUTION OF THIS RELEASE (THE “RELEASED CLAIMS”). THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY OR IN THE FUTURE COULD SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE OR COME TO HAVE IN CONNECTION WITH THEIR DEBTS AND OBLIGATIONS TO THE RELEASED PARTIES.  THIS PARAGRAPH IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES.

8.	Modification. This Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by each of the Parties.

9.	Execution in Counterparts. This Agreement may be executed in counterparts and faxed and e-mailed signatures are acceptable as binding.

10.	Binding on Successors. This Agreement shall be binding on and inure to the benefit of all heirs, successors, and assigns of the Parties to the full extent allowed by law.

11.
Mutual Drafting.    This Agreement shall be deemed to have been negotiated and drafted by the Parties and their respective attorneys.  No provision herein shall be interpreted or construed in favor of or against any Party on the ground that such Party or its attorney drafted such provision of this Agreement.  Uncertainty and ambiguity in a provision herein shall not be interpreted against that provision’s drafter.

12.	Choice of Law. This Agreement and the covenants and agreements contained herein shall be governed by and construed in accordance with the law of the State of Texas.

13.
Representations and Waivers.  Each Party represents that it/he has had the opportunity to consult with an attorney before executing this Agreement and is entering into this Agreement of its/his own volition.

By signing below, the undersigned represents that it/he has read and understands the above Agreement, has had a reasonable amount of time to consider its terms, agree with its terms, and has the authority to enter into it.

[signature on next page]

COMERICA BANK By: /s/ Douglas Muniga Its Senior Vice President	THE MINT LEASING, INC. By: /s/ Jerry Parish Its President
/s/ Jerry Parish By: Jerry Parish
/s/ Victor M. Garcia By: Victor M. Garcia